Exhibit 99.8

PARTICIPATION AGREEMENT

Among

VANGUARD VARIABLE INSURANCE FUND

and

THE VANGUARD GROUP, INC.

and

VANGUARD MARKETING CORPORATION

and

SYMETRA LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of the 14th day of March, 2007, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), a Delaware business trust, THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (hereinafter the “Distributor”), a Pennsylvania corporation, and SYMETRA LIFE INSURANCE COMPANY (hereinafter the “Company”), a Washington corporation, on its own behalf and on behalf of each segregated asset account of the Company named in Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”).

WHEREAS, the Fund was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Fund and the Sponsor (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio,” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the “Advisers”), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable annuity contracts (the “Variable Insurance Products”), which Accounts and Variable Insurance Products are registered under the 1940 Act and the 1933 Act, respectively; and

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WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for each Account on Schedule A hereto, to set aside and invest assets attributable to the Variable Insurance Products; and

WHEREAS, the Distributor is a wholly-owned subsidiary of the Sponsor, is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of each Account to fund the Variable Insurance Products and the Sponsor is authorized to sell such shares to the Accounts at net asset value;

WHEREAS, the Sponsor and State Street Bank and Trust Company (“State Street”) have entered into a Defined Contribution Clearance & Settlement Agreement dated as of January 22, 2007 (the “State Street DCC&S Agreement”), which sets forth, among other things, certain operational provisions governing the purchase and redemption of shares of the Fund by State Street on behalf of the Accounts and related matters;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Sponsor and the Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1           The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders, in accordance with the terms of this Agreement and the relevant provisions of the State Street DCC&S Agreement.

1.2           The Fund, subject to the provisions of Article IX of this Agreement, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person including, but not limited to, the Company, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.  Further, it is acknowledged and agreed that the availability of shares of the Fund shall be subject to the Fund’s then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the SEC and the NASD.

1.3           The Fund and the Sponsor agree that shares of the Fund will be sold only to  Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.4           The Fund and the Sponsor will not sell Fund shares to any Participating Insurance Company or its separate account unless an agreement containing a provision substantially the same as Section 2.6 of Article II of this Agreement is in effect to govern such sales.

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1.5           The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by an Account, in accordance with the relevant provisions of the State Street DCC&S Agreement.  The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.

1.6           The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus and the accompanying statement of additional information.

1.7           Issuance and transfer of a Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.  The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio of the Fund identified in Schedule B hereto.

1.8           The Company hereby elects to receive all income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.

1.9           EXTRAORDINARY EVENTS.  The Company is not authorized to accept as the Fund’s designee any individual purchase or redemption of shares in an amount which equals or exceeds the “Large Transaction Amount” for a Portfolio (as specified in Schedule C) where such order is the result of an “Extraordinary Event” of which the Company is aware, unless the Company has notified the Sponsor of such order as soon as practicable following the Company becoming aware of the Extraordinary Event and, with respect to purchases or redemptions of which the Company is aware as of 3:00 p.m. Eastern time on the trade date, in no event later than 3:00 p.m. Eastern time on the trade date.  For these purposes, an “Extraordinary Event” shall mean an event outside normal operations such as an entire Account moving into or out of a Portfolio or an asset transfer arising from a merger, acquisition or divestiture.  The Sponsor reserves the right to refuse any purchase order, or to delay settlement of any redemption order, which equals or exceeds the applicable Large Transaction Amount and results from an Extraordinary Event, which the Sponsor, in its sole discretion, deems disruptive or detrimental to the applicable Portfolio.  The Sponsor reserves the right to amend or revise Schedule C at any time and will provide at least 24 hours’ advance notice of such revision to the Company.

ARTICLE II.  Representations and Warranties

2.1           The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 48.18A of the Washington Insurance Code; that it has and will maintain the capacity to issue all Variable Insurance Products that may be sold; and that it is properly licensed, qualified and in good standing to sell the Variable Insurance Products in all fifty states and the District of Columbia.

2.2           The Company represents and warrants that the Variable Insurance Products are registered under the 1933 Act.

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2.3           The Company represents and warrants it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Variable Insurance Products.

2.4           The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Washington and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Distributor, or the Sponsor.

2.5           The Fund represents that it is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), that it will make every effort to maintain qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the “look through” provisions of Section 817(h) of the Code, and that as a result the Variable Insurance Products will almost certainly fail to qualify as endowment or life insurance contracts under Section 817(h) of the Code.

2.6           The Company represents that the Variable Insurance Products will be treated as endowment or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Sponsor immediately upon having a reasonable basis for believing that the Variable Insurance Products have ceased to be so treated or that they might not be so treated in the future.

2.7           The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

2.8           The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Washington and the Fund and the Sponsor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Washington to the extent required to perform this Agreement.

2.9           The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Washington and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.10         The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

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2.11         The Sponsor represents and warrants that the Advisers to the Fund are, and the Sponsor shall use its best effort to cause the Advisers to remain, duly registered in all material respects under all applicable federal and state securities laws and to perform their obligations for the Fund in compliance in all material respects with the laws of the State of Washington and any applicable state and federal securities laws.

2.12         The Fund and the Sponsor represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.13         With respect to the Variable Insurance Products, which are registered under the 1933 Act, the Company represents and warrants that:

(a)           Symetra Securities, Inc. is the principal underwriter for each such Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act;

(b)           the shares of the Portfolios of the Fund are and will continue to be the only investment securities held by the corresponding subaccounts;

(c)           the number of Portfolios of the Fund available for investment by the Accounts will not constitute a majority of the total number of mutual funds or portfolio selections available for investment by the Accounts in any Variable Insurance Product; and

(d)           with regard to each Portfolio, the Company, if permitted by law, on behalf of the corresponding subaccount, will:

(i)            vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)           refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

2.14         The Fund represents that it will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE III.  Offering Documents and Reports

3.1           The Fund, the Sponsor or their designee shall provide the Company (at the Sponsor’s expense) with as many copies of the Fund’s current prospectus as the Company may reasonably request. The Company shall provide a copy of the Fund’s prospectus to each Variable Insurance Product owner. If requested by the Company in lieu thereof, the Fund or the Sponsor shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund’s or

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the Sponsor’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Variable Insurance Products and the Fund’s prospectus printed together in one document (such printing to be at the Company’s expense).

3.2           The Fund’s prospectus shall state that the statement of additional information for the Fund is available from the Sponsor (or in the Fund’s discretion, the prospectus shall state that the statement of additional information is available from the Fund) and the Sponsor (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Variable Insurance Product or prospective owner who requests such statement.

3.3           The Fund, at its own expense, shall provide the Company with copies of its reports to shareholders, other communications to shareholders, and, if required by applicable law, proxy material, in such quantity as the Company shall reasonably require for distributing to Variable Insurance Product owners. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within fifteen (15) days prior to the Company’s obligation to mail, and the Company agrees to provide the Fund with advance notice of such date. If the documents are not delivered to the Company within ten (10) days of the Company’s obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs (including, but not limited to, overtime for printing and mailing).

ARTICLE IV.  Sales Material and Information

4.1           The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, its Advisers or the Sponsor is named, at least ten Business Days prior to its use. The Company may use such material in fewer than ten Business Days if it receives the written consent of the Fund or its designee. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.  In connection with the identification of the Portfolios in any such material, the use of the Sponsor’s name or identification of the Portfolios shall be given no greater prominence than any other mutual fund or portfolio selection offered in a Variable Insurance Product.

4.2           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Variable Insurance Products other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Sponsor, except with the permission of the Fund or the Sponsor or the designee of either.

4.3           The Fund, Sponsor, Distributor or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4           The Fund, the Distributor and the Sponsor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Variable Insurance Products other than the information or representations contained in a prospectus for the Variable Insurance Products, as such prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for

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distribution to Variable Insurance Product owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5           The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, prior to or contemporaneously with the filing of each document with the SEC or other regulatory authorities.

4.6           The Company will provide to the Fund at least one complete copy of all prospectuses, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or each Account, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7           The Company and the Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Variable Insurance Products, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination.

4.8           The Fund and the Sponsor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the prospectus for any Account. The Fund and the Sponsor will cooperate with the Company so as to enable the Company to solicit voting instructions from owners of Variable Insurance Products, to the extent a solicitation is required by applicable law, or to make changes to its prospectus in an orderly manner.

4.9           For purposes of this Article IV, the phrase “sales literature and other promotional material” includes, but is not limited to, sales literature (i.e., any written communication distributed or made generally available to customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, shareholder reports, and proxy materials.

4.10         CERTAIN TRANSACTIONS AND RESTRICTIONS.

(a)           The Company agrees that it will provide, not later than five Business Days after receipt of a written request by the Sponsor on behalf of the Fund, the Taxpayer Identification Number of any or all Variable Insurance Product owner(s) and the amount, date, name of investment professional associated with the Variable Insurance Product owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Variable Insurance Product owner(s) in an Account investing in the Fund through an account maintained by the Company during the specific period covered by the request.  Unless required by applicable law, rule or regulation, the Sponsor and the Fund agree not to use the information received under this Section for marketing or any other purpose not related to (A) limiting or reducing abusive trading in shares issued by the Fund or (B) collecting purchase or redemption fees (if any).

(b)           The Company agrees that it will execute written instructions from the Sponsor on behalf of the Fund, including instructions to restrict or prohibit purchases or exchanges of Fund shares in specific accounts or by or on behalf of specific Variable Insurance Product owners identified by the Fund

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as having engaged in transactions in Fund shares that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.  Any such instructions by the Sponsor shall include the Taxpayer Identification Number or equivalent identifying number of the Variable Insurance Product owner(s) to which the instructions relate and the specific restriction(s) to be executed.  The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.  The parties acknowledge that the Company’s ability to execute the Sponsor’s instructions may be limited by certain contractual obligations contained in the Variable Insurance Products, certain rights contained in the Variable Insurance Product prospectuses, and/or applicable state insurance laws and regulations.  If pursuant to any such limitation, the Company reasonably believes that it is prevented from complying with a request from the Sponsor to restrict or prohibit trading, the Company will notify the Sponsor within three days of receiving such request and will work cooperatively with the Sponsor to determine whether other actions may be taken by the Company in order to protect Fund shareholders from dilution of the value of outstanding securities issued by the Fund.

ARTICLE V.  Fees and Expenses

5.1           The Fund and Sponsor shall pay no fee or other compensation to the Company under this Agreement. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and or to the Accounts.

5.2           All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.3           The Fund shall bear the expenses of printing, and the Company shall bear the expenses of distributing, the Fund’s prospectus to owners of Variable Insurance Products issued by the Company. The Company shall bear the expenses of distributing the Fund’s proxy materials (to the extent such proxy solicitation is required by law) and reports to owners of Variable Insurance Products.

ARTICLE VI.  Diversification

6.1           The Fund will at all times invest money from the Variable Insurance Products in such a manner as to ensure that the Variable Insurance Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Sponsor represent and warrant that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for endowment or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify, each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

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6.2           The Fund and the Sponsor represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII.  Indemnification

7.1           Indemnification by the Company

(a)           The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, the Sponsor and the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)            arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Insurance Products or contained in the contract or policy or sales literature for the Variable Insurance Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Insurance Products or in the contract or policy sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or the Fund shares; or

(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)          result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

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(b)           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Fund, whichever is applicable.

(c)           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on a designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such a party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Insurance Products or the operation of the Fund.

7.2           Indemnification by the Sponsor

(a)           The Sponsor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

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(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Sponsor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)          result from any failure by the Sponsor or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b)           The Sponsor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)           The Sponsor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Sponsor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Sponsor of any such claim shall not relieve the Sponsor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In any case any such action is brought against the Indemnified Parties, the Sponsor will be entitled to participate, at its own expense, in the defense thereof.  The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Sponsor to such party of the Sponsor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Sponsor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Company agrees promptly to notify the Sponsor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

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7.3           Indemnification by the Fund

(a)           The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or action in respect thereof) or settlements resulting from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)            arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii)           arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

(b)           The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Sponsor or each Account, whichever is applicable.

(c)           The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Fund to such party or the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party independently in connection with the defense thereof other than reasonable costs of litigation.

(d)           The Company and the Sponsor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of an Account, or the sale or acquisition of shares of the Fund.

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7.4           Indemnification by the Distributor

(a)           The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Distributor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)          result from any failure by the Distributor or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor of the Fund;

as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c) hereof.

(b)           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

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(c)           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In any case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof.  The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each account.

ARTICLE VIII.  Applicable Law

8.1           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Washington.

8.2           This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

9.1           This Agreement shall continue in full force and effect until the first to occur of

(a)           termination by any party for any reason by sixty (60) days’ advance written notice delivered to the other parties; or

(b)           termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Variable Insurance Products; or

(c)           termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Variable Insurance Products issued or to be issued by the Company; or

(d)           termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the

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Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(e)           termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified in Article VI hereof (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(f)            termination by the Fund, the Sponsor, or the Distributor by written notice to the Company, if any of the Fund, the Sponsor, or the Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

(g)           termination by the Company by written notice to the Fund and the Sponsor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Sponsor, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity.

9.2           Notwithstanding any termination of this Agreement, the Fund and the Sponsor shall, at the option of the Company, continue to make available shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

9.3           The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company’s assets held in the Accounts) except (a) as necessary to implement Variable Insurance Products owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”).  Upon request, the Company will promptly furnish to the Fund and the Sponsor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Sponsor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, the Company shall not prevent owners of Variable Insurance Products from allocating payments to a Portfolio that was otherwise available under the Variable Insurance Products without first giving the Fund or the Sponsor 90 days’ notice of its intention to do so.

ARTICLE X.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:	Vanguard Variable Insurance Fund
P.O. Box 2600
Valley Forge, PA 19482
Attn: Heidi Stam

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If to the Sponsor:	The Vanguard Group, Inc.
P.O. Box 2600
Valley Forge, PA 19482
Attn: Heidi Stam

If to the Distributor:	Vanguard Marketing Corporation
P.O. Box 2600
Valley Forge, PA 19482
Attn: Heidi Stam

If to the Company:	Symetra Life Insurance Company
777 108th Ave NE
Suite 1200
Bellevue, WA 98004
Attn: General Counsel

ARTICLE XI.  Miscellaneous

11.1         It is understood and stipulated that neither the shareholders of any Portfolio nor the officers or trustees of the Fund shall be personally liable hereunder.

11.2         Subject to the requirements of the legal process and regulatory authority, the Fund, the Sponsor and the Distributor shall treat as confidential the names and addresses of the owners of the Variable Insurance Products and all information reasonably identified as confidential in writing by the Company and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the Company) disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

11.3         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.6         Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.7         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8         This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

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11.9         Upon the Fund’s written request, the Company shall furnish, or cause to be furnished, to the Fund or its designee copies of the following reports:

(a)           the Company’s Annual Financial Statement on Statutory Basis as soon as practical and in any event within 90 days after the end of each fiscal year; and

(b)           any registration statement, prospectus or other materials distributed in connection with the sale of the Variable Insurance Products to the extent such registration statement, prospectus or other materials reference the Fund.

11.10       This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND

By:

Name:

Title:

THE VANGUARD GROUP, INC.

By:

Name:

Title:

VANGUARD MARKETING CORPORATION

By:

Name:

Title:

SYMETRA LIFE INSURANCE COMPANY

By:

Name: Scott Bartholomaus

Title: Vice President

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SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Contracts Funded by Separate Account

Symetra Separate Account C	Symetra Focus Variable Annuity

Symetra Separate Account SL	Symetra Complete Variable Insurance Policy
Symetra Complete Advisor Variable Insurance Policy

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SCHEDULE B

PORTFOLIOS

The following Portfolios of Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Balanced Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

International Portfolio

Total Stock Market Index Portfolio

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SCHEDULE C

LARGE TRANSACTION AMOUNTS

Portfolio	Large Transaction Amount

Total Bond Market Index Portfolio	$200,000
High-Yield Bond Portfolio	500,000
Balanced Portfolio	1,000,000
Mid-Cap Index Portfolio	100,000
REIT Index Portfolio	100,000
International Portfolio	1,000,000
Total Stock Market Index Portfolio	500,000

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FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 8th day of March, 2007 (the “Agreement”) by and among Symetra Life Insurance Company, organized under the laws of the State of Washington (the “Company”), on behalf of itself and each separate account of the Company named in Schedule A of this Agreement, as may be amended from time to time (each account referred to as the “Account” and collectively as the “Accounts”); Financial Investors Variable Insurance Trust, an open-end management investment company organized under the laws of the State of Delaware (the “Fund”); ALPS Advisers, Inc., a corporation organized under the laws of the State of Colorado and investment adviser to the Fund (the “Adviser”); and ALPS Distributors, Inc., a corporation organized under the laws of the State of Colorado and principal underwriter/distributor of the Fund (the “Distributor”).

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the “Participating Insurance Companies”); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the “Contracts”); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Washington, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the “Designated Portfolios”) on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

ARTICLE I – SALE OF FUND SHARES

1.1           The Fund agrees to sell to the Company those shares of the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund.  In accordance with Rule 22c-1 of the Investment Company Act of 1940 (“1940 Act”) and for purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next business day.  “Business Day” will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the “Commission”).  The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2           The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1.  Payment will be made in federal funds transmitted by wire.  Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3           The Fund agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption.  For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day.  Payment will be made in federal funds transmitted by wire to the Company’s account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company.  After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act.  The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.  If notification of redemption is received after 11:00 Eastern Time, payment for redeemed shares will be made on the next following Business Day.  The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4           The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by the Company and its separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the “Fund Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5           The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts.  No shares of any Portfolio will be sold directly to the general public.

1.6           The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.7           Issuance and transfer of the Fund’s shares will be by book entry only.  Stock certificates will not be issued to the Company or to any Account.  Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8           The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio’s shares.  The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values.  The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash.  The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9           The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time, each business day.  If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share.  Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

1.10         The Fund acknowledges and agrees that Company may designate a third-party contractor acceptable to the Fund for the performance of the trading and settlement functions described in Article I herein, but no such designation will relieve Company of its obligations under the Agreement.

ARTICLE II – REPRESENTATIONS AND WARRANTIES

2.1           The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the “1933 Act”), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under the General Statutes of Washington and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable.  The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.  The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2           The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3           The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4           The Company represents that it shall act as a limited agent of the Fund for the limited purpose of processing orders relating to Contract transactions and such order will be processed in accordance with

Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day and receipt by the Company shall constitute receipt by the Fund; provided that Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next Business Day or such later time as computed in accordance with Section 1.  The Company further represents and warrants that it will not submit any order for shares or engage in any practice, nor will it allow any person acting on its behalf to submit any orders for shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

2.5           The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold.  The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.6           The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company.  If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing.  The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state.  The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts’ investments therein.  The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.7           The Fund represents that the trustees of its Fund Board, a majority of whom are not “interested” persons of the Fund, have approved of the Fund’s Class II Rule 12b-1 Plan to finance distribution expenses and that any changes to the Fund’s Class II Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

2.8           The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.9           The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10         The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11         The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and serves as principal underwriter/distributor of the Fund and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

ARTICLE III – FUND COMPLIANCE

3.1           The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund, as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2           The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.3           The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation.  The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future.  In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4           The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

ARTICLE IV – PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1           The Fund will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution, at the Fund’s expense, to Contract owners at the time of Contract fulfillment and confirmation.  To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s).  The Fund will provide, at the Fund’s expense, as many copies of said prospectus as necessary for distribution, at the Fund’s expense, to existing Contract owners.  The Fund will provide the copies of said prospectus to the Company or to its mailing agent.  The Company will distribute the prospectus to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.  If requested by the Company, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund’s expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund’s new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund.  The Fund will, upon request, provide the Company with a copy of the Fund’s prospectus through electronic means to facilitate the Company’s efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.

4.2           The Fund’s prospectus will state that the Statement of Additional Information (the “SAI”) for the Fund is available from the Company.  The Fund will provide the Company, at the Fund’s expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Fund’s expense, to prospective Contract owners and applicants.  To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s).  The Fund will provide, at the Fund’s expense, as many copies of said SAI as necessary for distribution, at the Fund’s expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided.  The Fund will provide the copies of said SAI to the Company or to its mailing agent.  The Company will distribute the SAI as requested or required and will bill the Fund for the reasonable cost of such distribution.

4.3           The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require.  The Fund, at its expense, will provide for the tabulation, printing, and mailing costs of such proxy materials to Contract owners.  The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.4           If and to the extent required by law, the Company will:

(a)           solicit voting instructions from Contract owners;

(b)           vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

(c)           vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company’s Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners.  The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.  The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Exemptive Order, as described in Section 7.1.

4.5           The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) and, if and when applicable, Section 16(b).  Further, the Fund will act in accordance with the Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE V – SALES MATERIAL AND INFORMATION

5.1           The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use.  No such material will be used if the Distributor, on behalf of the Fund, reasonably objects to such use within five (5) Business Days after receipt of such material.

5.2           The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Distributor or the Adviser for distribution, or in sales literature or other material provided by the Distributor, except with permission of the Fund or the Adviser.  The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3           The Distributor or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use.  No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.4           The Fund, Distributor and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company.  The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5           The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or the NASD.

5.6           Upon the written request of the Distributor, the Company will provide to the Distributor at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided).  In addition, upon the written request of the Fund, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.7           For purposes of this Article V, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

5.8           The Fund, the Adviser and the Distributor hereby consent to the Company’s use of the names of the Fund, Adviser and/or the Distributor as well as the names of the Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this

Agreement.  The Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in and to the name and covenants not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof.  The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Fund’s, the Adviser’s and/or the Distributor’s approval of such use and in accordance with reasonable requirements of the 1940 Act, the Adviser or the Distributor.  Such consent will terminate with the termination of this Agreement except to the extent necessary with respect to Existing Contracts, as defined in Section 10.3 and provided for in Section 10.4.  Adviser or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Adviser’s or Distributor’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Adviser, the Distributor or the Fund or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through variable insurance contracts issued by the Company; provided however, that Adviser or Distributor may, in either’s individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization.  The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.

5.9           The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by investment professionals selling the Contracts is properly marked as not for use with the general public and that such information is only so used.

ARTICLES VI – FEES, COSTS AND EXPENSES

6.1           The Fund will pay no fee or other compensation to the Company under this Agreement except (1) for Class I and Class II shares of the Fund, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D and (2) for Class II shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II Portfolios, and/or in recognition of the economies provided to the Fund as a result of accounting and recordkeeping services provided to Contract owners by the Company utilizing an omnibus relationship.

6.2           All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law.  All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale.  The Fund will bear the expenses for the cost of registration and qualification of the Fund’s shares, including without limitation, the preparation of and filing all applicable forms with the SEC; and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund’s prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund’s prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund’s shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article IV of this Agreement.

6.3           Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

ARTICLE VII – MIXED & SHARED FUNDING RELIEF

7.1           The Fund represents and warrants that it has applied for an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the “Mixed and Shared Funding Exemptive Order”).  The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order, when granted, and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

ARTICLE VIII – INDEMNIFICATION

8.1           Indemnification by the Company

(a)           The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(1)           arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2)           arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(3)           arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

(4)           arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(5)           arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.4 hereof.  This indemnification will be in addition to any liability that the Company otherwise may have.

(b)           No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c)           The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2           Indemnification by the Adviser & Distributor

(a)           The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(1)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2)           arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser, the Distributor, or the Fund or persons under the control of the Adviser, the Distributor, or the Fund respectively) or wrongful conduct of the Adviser, the Distributor, or the Fund or persons under the control of the Adviser, the Distributor, or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

(3)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, the Distributor, or the Fund, or persons under any of their control; or

(4)           arise as a result of any failure by the Fund, the Distributor, or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(5)           arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Distributor, or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor, or the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below); except to the extent provided in Sections 8.2(b) and 8.4 hereof.  This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

(b)           No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard or its obligations or duties under this Agreement.

(c)           The Indemnified Parties will promptly notify the Adviser, the Fund, and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3           Indemnification by the Fund

(a)           The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(1)           arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(2)           arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

(3)           arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

(b)           No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.

(c)           The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4           Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party” for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party” for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice.  In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof.  The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII.  The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5           Indemnification for Failure to Comply with Diversification Requirements

The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability.  Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or “toll charges” or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure.  Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

ARTICLE IX – APPLICABLE LAW

9.1           This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

9.2           This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X – TERMINATION

10.1         This Agreement will terminate:

(a)           at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month’s advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b)           at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c)           at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

(d)           at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(e)           at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Distributor, or the Adviser by the NASD, the

Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund’s, the Distributor’s, or the Adviser’s ability to perform its obligations under this Agreement; or

(f)            at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

(g)           at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

(h)           at the option of any party to this Agreement, upon written notice to the other parties, upon another party’s material breach of any provision of this Agreement; or

(i)            at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(j)            at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(k)           at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio’s shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio.  The Company will give sixty (60) days’ prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund’s shares or of the filing of any required regulatory approval(s); or

(1)           at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of:  (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

(m)          at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law.  Termination will be effective immediately upon such occurrence without notice.

10.2         Notice Requirement

(a)           No termination of this Agreement, except a termination under Section 10.1 (m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

(b)           In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3         Effect of Termination

Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4         Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement.  In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI – NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Symetra Life Insurance Company

777 108th Avenue NE Suite 1200

Bellevue, WA  98004-5135

Attn:  General Counsel

If to the Fund:

Financial Investors Variable Insurance Trust

1625 Broadway, Suite 2200

Denver, Colorado  80202

Attn:  President

If to the Adviser:

ALPS Advisers, Inc.

1625 Broadway, Suite 2200

Denver, Colorado  80202

Attn:  General Counsel

If to the Distributor:

ALPS Distributors, Inc.

1625 Broadway, Suite 2200

Denver, Colorado  80202

Attn:  General Counsel

ARTICLE XII – MISCELLANEOUS

12.1         All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2         Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and the Bank Secrecy Act (collectively, the “AML Acts”) or it shall perform under this Agreement and sell the Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering (“AML”) rules of self regulatory organizations, such as NASD Rule 3011, in all relevant respects.  Company agrees to cooperate with Distributor to satisfy Distributor’s due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure Company’s compliance with the AML regulations.

12.3         In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement.  Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

12.4         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.5         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.6         If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.7         This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.8         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.9         The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.10       Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.11       Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.12           The parties to this Agreement may amend the schedules to this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By:

Name:	Scott Bartholomaus

Title:	Vice President

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

By:
Name:
Title:

ALPS ADVISERS, INC.

By:
Name:
Title:

ALPS DISTRIBUTORS, INC.

By:
Name:
Title:

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of Symetra Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account	Name of Separate Account

Symetra Focus Variable Annuity	Symetra Separate Account C

Symetra Complete Variable Life Insurance	Symetra Separate Account SL

Symetra Complete Advisor Variable Life Insurance	Symetra Separate Account SL

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio – Class I

Ibbotson Growth ETF Asset Allocation Portfolio – Class I

Ibbotson Balanced ETF Asset Allocation Portfolio – Class I

Ibbotson Income and Growth ETF Asset Allocation Portfolio – Class I

Ibbotson Conservative ETF Asset Allocation Portfolio – Class I

PARTICIPATION AGREEMENT

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund.  The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Fund” shall also include the department or third party, if any, assigned by the Fund to perform the steps delineated below.

1.     The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures.  At this time the Fund will inform the Company of the Record, Mailing and Meeting dates.  This will be done in writing approximately two months before the shareholder meeting.

2.     Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the “Customer”) as of the Record Date.  Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2.  The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3.     The Fund’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting, instruction solicitation material.  The Fund will provide the last Annual Report.

4.     The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund.  The Company, at its expense, shall produce and personalize the Voting Instruction Cards.  The Fund or its affiliate must approve the Card before it is printed.  Allow approximately 2-4 business days for printing information on the Cards.  Information commonly found on the Cards includes:

•              name (legal name as found on account registration)

•              address

•              Fund or account number

•              coding to state number of units

•              individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5.     During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document).  Contents of envelope sent to Customers by the Fund will include:

•              Voting Instruction Card(s)

•              one proxy notice and statement (one document)

•              return envelope (postage pre-paid by Fund) addressed to the Fund or its tabulation agent

•              “urge buckslip” - optional, but recommended.  (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their votes are important.)

•              cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund

6.     A sample of the above should be received by the Company approximately 3-5 business days before mail date.  Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness.  Copy of this approval sent to the Fund.

7.     Package mailed by the Fund.

8.     Collection and tabulation of Cards begins.  Tabulation usually takes place in another department or another vendor depending on process used.

9.     Signatures on Card checked against legal name on account registration which was printed on the Card.

Note:  For Example, if the account registration is under “John A. Smith, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.   If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope.  The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation.  Any Cards that have been “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system.  Any questions on those Cards are usually remedied individually.

11.   There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation.  The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated.  If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur.  This may entail a recount.

12.   The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.)  The Fund must review and approve tabulation format.

13.   Final tabulation in shares is verbally approved by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time.  The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.   A Certification of Mailing and Authorization to Vote Shares will be required from the Fund as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.   The Fund will be required to box and archive the Cards received from the Customers.

PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below, the following fee/payment schedule shall apply:

Name of Portfolio	Share Class	12b-1 Trails
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None
	Class II	0.25%
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None
	Class II	0.25%
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None
	Class II	0.25%
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None
	Class II	0.25%
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None
	Class II	0.25%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed and paid quarterly. The determination of average daily net assets shall be made at the close of each Business Day.  Any additional compensation paid will be based on the following break-point schedule:

Total Assets in all Funds From	Total Assets in All Funds To	Revenue Sharing Will be Paid at a Rate of
$ 0.00	$ 249,999,999.99	0.125%
$ 250,000,000.00	$ 999,999,999.99	0.15%
$ 1,000,000,000.00	$ 2,249,999,999.99	0.175%
$ 2,500,000,000.00	above	0.20%